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                                                                     EXHIBIT 4.3

                          FIRST SUPPLEMENTAL INDENTURE

      FIRST SUPPLEMENTAL INDENTURE, dated as of December     , 2003, by and
between EMC Corporation, a Massachusetts corporation ("EMC"), and Wilmington Trust Company, as Trustee (the "Trustee"), under the Indenture dated as of April 5, 2002 (the "Indenture").

      WHEREAS, the Indenture was authorized, executed and delivered by Documentum, Inc., a Delaware corporation ("Documentum"), to provide for the issuance by Documentum of Documentum's 4.5% Senior Convertible Notes Due 2007 (the "Notes"); and

      WHEREAS, pursuant to the Agreement and Plan of Merger (the "Merger Agreement") dated as of October 13, 2003 by and among EMC, Elite Merger Corporation, a Delaware corporation and wholly owned subsidiary of EMC ("Merger Sub"), and Documentum, Merger Sub has merged with and into Documentum, with Documentum surviving as a wholly owned subsidiary of the Company (the "First Merger"); and

      WHEREAS, immediately following the First Merger, EMC merged Documentum with and into EMC, with EMC surviving the merger and the separate corporate existence of Documentum ceasing (the "Subsidiary Merger"); and

      WHEREAS, EMC hereby requests that the Trustee execute this First Supplemental Indenture.

      NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH, that, in consideration of the premises, it is mutually agreed, for the benefit of each other and for the equal and proportionate benefit of all Holders of the Securities, as follows:

                                   ARTICLE I

                             AMENDMENT OF INDENTURE;
                           ASSUMPTION OF OBLIGATIONS

      1.01 Definitions. Terms used in this First Supplemental Indenture and not defined herein have the respective meanings ascribed to them in the Indenture.

      1.02 Revision of Conversion Price. The form of reverse of Security, set forth in Section 2.03 of the Indenture, is hereby amended by deleting the reference to the Conversion Price being $30.02 and revising such amount to be $13.802298. For all purposes of the Securities and the Indenture, the Conversion Price shall be as revised pursuant to this First Supplemental Indenture.
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      1.03 Convertibility of Securities. The Securities shall be convertible into the kind and amount of shares of stock, securities or other property or assets (including cash) receivable upon the First Merger by a holder of a number of shares of Common Stock issuable upon conversion of such Securities immediately prior to the First Merger.

      1.04 Express Assumption of Obligations. In accordance with Section 8.01 of the Indenture, EMC hereby expressly assumes the due and punctual payment of the principal of and interest on all the Securities and the performance or observance of every covenant of the Indenture on the part of Documentum to be performed or observed.

                                   ARTICLE II

                                  MISCELLANEOUS

      2.01 Severability. In case any provision in this First Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

      2.02 Governing Law. THIS FIRST SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

      2.03 Ratification. This First Supplemental Indenture is a supplement to the Indenture. As supplemented by this First Supplemental Indenture, the Indenture is in all respects ratified, approved and confirmed and the Indenture and this First Supplemental Indenture shall together constitute one and the same instrument.

      2.04 Counterpart Originals. The parties may sign any number of copies of this First Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

      2.05 The Trustee. the Trustee shall not be responsible in any matter whatsoever for or in respect of the validity or sufficiency of this First Supplemental Indenture or for or in respect of the Recitals contained herein.


                            [Signature Page Follows]


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      IN WITNESS WHEREOF, this First Supplemental Indenture has been executed and delivered by EMC Corporation and Wilmington Trust Company, as Trustee, as of the day and year first above written.

                                           EMC CORPORATION


                                           By:___________________________
                                                Name:
                                                Title:


                                           WILMINGTON TRUST COMPANY,
                                                    As Trustee

                                           By:___________________________
                                                Name:
                                                Title:


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